UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2012

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey 07073

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On March 30, 2012, Kid Brands, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter and year ended December 31, 2011.

In the Release, certain financial measures for each of the quarter ended December 31, 2011 (“Q4 2011”), the quarter ended December 31, 2010 (“Q4 2010”), the year ended December 31, 2011 (“FY 2011”), and the year ended December 31, 2010 (“FY 2010”) are presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. In particular, “Adjusted net income/(loss)” and “Adjusted net income/(loss) per diluted share” for each of the foregoing periods are non-GAAP financial measures.

Adjusted net income/(loss) is defined as reported net income/(loss), plus/minus certain items (including reversal of the relevant income tax provision or benefit), and the application of an assumed tax rate of 39% on the resulting adjusted pre-tax income/(loss).

Non-GAAP adjusted net loss and adjusted net loss per diluted share for Q4 2011 reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax loss: (i) the income tax benefit; (ii) a $19.0 million impairment to the Kids Line customer relationship intangible asset (the “Kids Line Impairment”); (iii) a goodwill impairment in the amount of $11.7 million (the “Goodwill Impairment”); (iv) a $9.9 million impairment to the LaJobi trade name intangible asset (the “LaJobi Impairment”); (v) $1.0 million of professional fees related to U.S. Customs compliance and related internal investigations at LaJobi, Kids Line and CoCaLo and related shareholder litigations (“Customs Compliance Costs”), (vi) a $0.35 million charge, representing the difference between $1.4 million, the amount of the full and final settlement of a contingent liability under a lease transferred to the buyer of our former gift business (the “TRC Lease Settlement”), and amounts previously accrued in connection therewith; and (vii) $0.1 million of accrued interest related to anticipated anti-dumping and other customs duty charges. Non-GAAP adjusted net income and adjusted net income per diluted share for Q4 2010 reflect adjustments to net income, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax benefit; and (ii) an aggregate of $0.9 million in anticipated anti-dumping and other customs duty charges and related interest.

Non-GAAP adjusted net income and adjusted net income per diluted share for FY 2011 reflect adjustments to net loss, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax benefit; (ii) the Kids Line Impairment ($19.0 million); (iii) the Goodwill Impairment ($11.7 million); (iv) the LaJobi Impairment ($9.9 million); (v) $5.5 million of Customs Compliance Costs; (vi) $2.0 million of income resulting from the reduction of the valuation reserve recorded in June 2009 against the note receivable pertaining to the sale of the Company’s former gift business; (vii) the TRC Lease Settlement ($1.4 million); (viii) $1.1 million in anticipated anti-dumping duty and other customs duty charges and related interest; (ix) a $1.0 million non-cash write-off of deferred financing costs originally incurred in connection with the Company’s previous credit facility; (x) $0.8 million in transition costs related to the resignation of the Company’s former CEO; (xi) $0.7 million in crib remediation costs at LaJobi; and (xii) $0.1 million in fees for a March 2011 amendment to the Company’s previous credit facility. Non-GAAP adjusted net income and adjusted net income per diluted share for FY 2010 reflect adjustments to net income, as reported, to exclude the effect of the following items and to apply an assumed tax rate of 39% to the resulting adjusted pre-tax income: (i) the income tax benefit; (ii) $4.3 million in anticipated anti-dumping and other customs duty charges and related interest; (iii) $0.7 million related to the discontinuance of the Company’s sleep positioner product line; and (iv) severance costs of approximately $0.3 million in connection with the departure of the former President of CoCaLo.

In addition, adjusted net income per diluted share for FY 2011 also includes an adjustment to reflect the weighted-average dilutive effect of certain shares underlying in-the-money stock appreciation rights (such shares were excluded from the weighted-average diluted share calculation used to determine net loss per diluted share, as reported for such period, because the Company was in a net loss position for such period, and the inclusion of such shares would have been anti-dilutive). In the computation of adjusted net income per diluted share for FY 2011, however, such shares were included.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, we believe that the non-GAAP measures presented in the Release are useful to investors as they enable the Company and its investors to evaluate and compare our results from operations and cash resources generated from our business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provide an analysis of operating results using the same measures used by our chief operating decision makers to measure our performance. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. As a result, the non-GAAP financial measures presented by us in the Release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release of Kid Brands, Inc., dated March 30, 2012, announcing, among other things, financial results for the quarter and year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kid Brands, Inc., dated March 30, 2012, announcing, among other things, financial results for the quarter and year ended December 31, 2011.